EXHIBIT 3
                                                                     Page 1 of 2
                                CSW CREDIT, INC.
                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE BALANCES
                              USING 50% RESTRICTION
                                   (thousands)


                                    Twelve Months       Twelve Months       Twelve Months
                                        Ended               Ended               Ended
                                   April 30, 1999        May 31, 1999       June 30, 1999
                                   ----------------    ----------------  -----------------
      AFFILIATES
-----------------------
CPL                                    $ 132,922           $ 133,000          $ 132,538
PSO                                       82,936              82,737             82,485
SWEPCO                                    98,979              99,332             99,355
WTU                                       46,483              46,196             46,015
                                   ----------------    ----------------  -----------------
                  Total Affiliates:    $ 361,320           $ 361,265          $ 360,393
                                   ================    ================  =================

    NON-AFFILIATES
-----------------------
Texas - New Mexico Power               $  52,987           $  53,132          $  53,252
 Reliant Energy HL&P                     450,036             455,077            457,920
                                   ----------------    ----------------  -----------------

                                       $ 503,023           $ 508,209          $ 511,172
                                   ----------------    ----------------  -----------------
 Reliant Energy HL&P Receivables
  sold to third parties                        0                   0                  0
                                   ----------------    ----------------  -----------------

              Total Non-Affiliates:    $ 503,023           $ 508,209          $ 511,172
                                   ================    ================  =================

Over/(Under) 50% Restriction           $ 141,703           $ 146,944          $ 150,779
                                   ================    ================  =================



                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE PURCHASES
                        USING TEMPORARY RELIEF PROVISIONS
                                   (thousands)



                                    Twelve Months       Twelve Months       Twelve Months
                                        Ended               Ended               Ended
                                   April 30, 1999        May 31, 1999       June 30, 1999
                                   ----------------    ----------------  -----------------
OTHER NON-AFFILIATES:
Texas - New Mexico Power               $  46,499           $  46,620          $  46,120
Temporary Relief Provision               100,000             100,000            100,000
                                   ----------------    ----------------  -----------------
Over/(Under) Temporary Relief
  Provision                            $ (53,501)          $ (53,380)         $ (53,880)
                                   ================    ================  =================

Reliant Energy HL&P                    $ 368,967           $ 372,383          $ 370,213
-------------------
Temporary Relief Provision               450,000             450,000            450,000
                                   ----------------    ---------------   ----------------
Over/(Under) Temporary Relief
Provision                             $  (81,033)          $ (77,617)         $ (79,787)
                                   ================    ===============   ================

                                                                       EXHIBIT 3
                                                                     Page 2 of 2

                                   CSW CREDIT, INC.
                                  BAD DEBT WRITE-OFFS
                                      (thousands)



                             April 30, 1999      May 31, 1999     June 30, 1999
                            ---------------    ---------------   ---------------

NON-AFFILIATES
----------------------
Texas - New Mexico Power        $     66            $    97           $   77
 Reliant Energy  HL&P              1,118              1,488              892
                             ---------------   ---------------   ---------------

        Total Non-Affiliates:   $  1,184            $ 1,585           $  969
                             ===============   ===============   ===============